UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2005

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Byram Brook Place, Suite 202 Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

(a)(1)       On April 13, 2005, the Audit Committee of the Board of Directors (collectively, the “Audit Committee”) of each of Visant Holding Corp. (“VHC”), and its wholly owned subsidiary, Visant Corporation (“Visant”), made the decision to dismiss its independent accountant, Ernst & Young LLP (“E&Y) effective immediately.

The reports of E&Y on the financial statements for the fiscal years ended January 1, 2005 and January 3, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and for the subsequent interim period through April 13, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with E&Y’s reports on the financial statements for such fiscal years. During the two most recent fiscal years and through April 13, 2005, there have been no “reportable events”, as such term is defined under Item 304(a)(1)(v) of Regulation S-K.

In the fall of 2004 in connection with Visant’s filing of a registration statement for its 7-5/8% senior subordinated notes, E&Y’s policies and procedures required it to review again its independence with respect to VHC. Certain independence issues were brought to light as a result of this review. Following an inquiry into, and an evaluation of, the facts and circumstances surrounding the independence matters, E&Y and the Audit Committee each concluded pursuant to Rule 2-01(b) of Regulation S-X under the Securities Exchange Act of 1934, as amended, that there had been no impairment of E&Y’s independence for the 2003 or 2004 audits. E&Y concluded, and the Audit Committee concurred, that E&Y’s capacity for objective judgment was not diminished and that the investing public would not perceive that an impairment of independence affecting the integrity of the financial statements had occurred. Further, on February 11, 2005, E&Y issued its independence letter to the Audit Committee pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis the Independence Standards Board’s Standard No. 1. The letter reported that E&Y satisfies the auditor independence standards of Regulation S-X.  However, in addition to the steps taken at the direction of the Audit Committee in connection with the inquiry on independence, the Audit Committee directed certain further remedial efforts and initiatives be taken, including considering whether to engage a new auditor for the audit of fiscal year 2005.

(2)           After due consideration, on April 13, 2005, the Audit Committee appointed Deloitte & Touche LLP  (“Deloitte”) as the new independent accountants for VHC and its subsidiaries, including Visant.

During the two most recent fiscal years and through April 13, 2005, VHC and Visant did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Registrant delivered a copy of this disclosure to E&Y on April 15, 2005 and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Attached hereto as Exhibit 16.1 is a copy of the letter from E&Y to the SEC dated April 19, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits

The following is filed as an Exhibit to this Report

16.1	Letter from Ernst & Young LLP dated April 19, 2005, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.
(Registrant)

Date: April 19, 2005	/s/ Paul B. Carousso
Paul B. Carousso

Vice President, Finance

Exhibit No.	Exhibit

16.1	Letter from Ernst & Young LLP dated April 19, 2005, to the Securities and Exchange Commission